SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 215

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 1, 2006, the registrant converted $9,500,000 of loans into a total of 38,000,000 warrants to purchase common stock, and an aggregate 4.275% overriding royalty interest in the Remaining AMI section of the Fayetteville Shale Field.  The registrant allocated $1,073,459 to the overriding royalty, and reduced the registrant’s basis in the Fayetteville Shale Field accordingly.  The registrant allocated $1,104,470 to the warrants, which was the fair value of the warrants determined under the Black-Scholes method.  Finally, the registrant reported a gain of $7,325,071 from the debt conversion.   Of the lenders who converted their loans, A. Leon Blaser and his brother converted $8,400,000 of loans and the remaining $1,100,000 of loans were held by two lenders who were not affiliates of the registrant.  In April 2007, the registrant granted Julius W. Basham, a director of the registrant, a 0.045% overriding royalty in the Remaining AMI section of the Fayetteville Shale Field as a part of a settlement of a claim by Mr.  Basham.  The registrant allocated $11,300 to the overriding royalty, and reduced the registrant’s basis in the Fayetteville Shale Field accordingly.

On June 26, 2007, the registant conveyed its interest in the Fayetteville Shale Field to Blaze Energy Corp., its majority controlled subsidiary.  The conveyance was subject to the overriding royalty interests described above.  On August 3, 2007, in conjunction with Blaze’s sale of a 75% interest in the Fayetteville Shale Field to a third party, Blaze reported that it had agreed to repurchase the overriding royalty from the overriding royalty holders for $9,600,000, which included $9,400,000 payable to Mr. Blaser and his brother, $100,000 payable to Mr. Basham and $100,000 payable to an unrelated party.  The registrant added the entire purchase price of the overriding royalty to the basis of its interest in the Fayetteville Shale Field.  The increased basis resulted in the registrant reporting a loss from the sale of a 75% interest in the Fayetteville Shale Field of $3,225,719.

The registrant was notified during the week of April 7, 2008 by its independent auditor that its method of accounting for the initial conversion of debt in 2006, and the settlement on August 3, 2007 of the overriding royalty interest granted in the debt conversion, was in error.   In addition, the registrant initially reported in its Form 10-QSB for the period ended September 30, 2007 that another overriding royalty holder had conveyed its overriding royalty to A. Leon Blaser, the registrant’s chairman and chief executive officer, who then elected to convert the overriding royalty into a loan from Blaze in the amount of $1,000,000.   Mr. Blaser believed he acquired the overriding royalty as part of a restructuring of a private real estate venture in which Mr. Blaser and the overriding royalty holder were members.  However, Mr. Blaser was not able to locate or recreate documents confirming his acquisition of the overriding royalty by the time the registrant’s Form 10-KSB for December 31, 2007 will be filed.  Accordingly, the registrant will be treating the transaction is if it has not taken place, and will instead record Mr. Blaser’s acquisition of the overriding royalty and subsequent conversion into debt in the period in which Mr. Blaser provides documentary evidence that he has acquired the overriding royalty interest.

Accordingly, the financial statements previously issued by the registrant in the following reports should not be relied upon:

•

Form 10-QSB for the period ending September 30, 2006;

•

Form 10-KSB for the period ending December 31, 2006;

•

Form 10-QSB for the period ending March 31, 2007;

•

Form 10-QSB for the period ending June 30, 2007;

•

Form 10-QSB for the period ending September 30, 2007;

The registrant will file amendments to the above-referenced reports to change the manner in which the foregoing transactions are reported.  The changes will, among other things, result in the registrant reporting a much smaller gain from the debt conversion in 2006, not adding the overriding royalty settlement costs in 2007 to the basis of the Fayetteville Shale Field in 2007 except to the extent of any basis deducted in the 2006 debt conversion, and reporting a gain from the sale of a 75% interest in the Fayetteville Shale Field instead of a loss.

The registrant does not have an audit committee.  The registrant’s board concurs with the independent auditor’s recommendation.  Attached hereto as an exhibit is a letter from the registrant’s independent auditor stating that it agrees with the statements herein.

Section 5 – Corporate Governance and Management

Item 5.02  Changes in Control of Registrant

On April 9, 2008, the registrant terminated James J. Hines as an employee, director and officer.  Prior to his termination, Mr. Hines held the position of Director of Finance.  Mr. Hines was terminated for cause for certain actions which the registrant believed were a violation of his employment agreement, and alternatively was terminated without cause as an at will employee.  Under Mr. Hines’ employment agreement dated March 9, 2007, the termination of his employment for any reason resulted in his automatic removal from the registrant’s board of directors.   Mr. Hines did not serve on any committees of the board.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

7	Letter from Turner, Jones & Associates, p.l.l.c.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: April 18, 2008	/s/ Greg Holsted
By: Greg Holsted, Chief Financial Officer

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